PAGE 1
                                                                    EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 31, 2000, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report of The Enterprise Group of Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 2001